                                                                  Exhibit 99.T3C


                         EAGLE-PICHER INDUSTRIES, INC.

                                      AND


                        [                    ]  TRUSTEE


                              ____________________


                                   INDENTURE


                                  DATED AS OF


                              ____________________


                                  $50,000,000


        [____]% SENIOR UNSECURED DIVESTITURE NOTES DUE __________, _____

                             CROSS-REFERENCE TABLE

                    TIA SECTION                              INDENTURE SECTION
                    -----------                              -----------------
                       310(a)(1)                                        7.10
                          (a)(2)                                        7.10
                          (a)(3)                                        N.A.
                          (a)(4)                                        N.A.
                          (b)                                           7.08
                          (c)                                           N.A.
                       311(a)                                           7.11
                          (b)                                           7.11
                          (c)                                           N.A.
                       312(a)                                           2.05
                          (b)                                          10.03
                          (c)                                          10.03
                       313(a)                                           7.06
                          (b)(1)                                        N.A.
                          (b)(2)                                        7.06
                          (c)                                          10.02
                          (d)                                           7.06
                       314(a)                                           4.02; 10.02
                          (b)                                           N.A.
                          (c)(1)                                       10.04
                          (c)(2)                                       10.04
                          (c)(3)                                        N.A.
                          (d)                                           N.A.
                          (e)                                          10.05
                          (f)                                           N.A.
                       315(a)                                           7.01(b)
                          (b)                                           7.05; 10.02
                          (c)                                           7.01(a)
                          (d)                                           7.01(c)
                          (e)                                           6.11
                       316(a)(last sentence)                            2.09
                          (a)(1)(A)                                     6.05
                          (a)(1)(B)                                     6.04
                          (a)(2)                                        N.A.
                          (b)                                           6.07
                       317(a)(1)                                        6.08
                          (a)(2)                                        6.09
                          (b)                                           2.04
                       318(a)                                          10.01

                           N.A. means not applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                              TABLE OF CONTENTS


Article  Section                                 Heading                                                           Page
-------  -------                                 -------                                                           ----
 1              DEFINITIONS AND INCORPORATION BY REFERENCE   . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.01.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.02.  Other Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         1.03.  Rules of Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

 2              THE SECURITIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         2.01.  Form and Dating  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         2.02.  Execution and Authentication   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         2.03.  Registrar, Transfer Agent and Paying
                Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         2.04.  Paying Agent to Hold Money in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         2.05.  Securityholder Lists   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         2.06.  Transfer and Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         2.07.  Replacement Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         2.08.  Outstanding Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         2.09.  Treasury Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         2.10.  Temporary Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         2.11.  Cancellation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         2.12.  Defaulted Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

 3              REDEMPTION  . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .    7
         3.01.  Notices to Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         3.02.  Selection of Securities to be
                Redeemed . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         3.03.  Notice of Redemption   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         3.04.  Effect of Notice of Redemption   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         3.05.  Deposit of Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         3.06.  Securities Redeemed in Part  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         3.07.  Mandatory Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         3.08.  Investment of Asset Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

 4              COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         4.01.  Payment of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         4.02.  SEC Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         4.03.   Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         4.04.  Asset Sale Account   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

 5              SUCCESSORS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         5.01.  When Company May Merge, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

 6              DEFAULTS AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         6.01.  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         6.02.  Acceleration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         6.03.  Other Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         6.04.  Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         6.05.  Control by Majority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         6.06.  Limitation on Suits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         6.07.  Rights of Holders to Receive Payment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

Article  Section                                 Heading                                                           Page
-------  -------                                 -------                                                           ----

         6.08.  Collection Suit by Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         6.09.  Trustee May File Proofs of Claim   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         6.10.  Priorities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         6.11.  Undertaking for Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

 7              TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         7.01.  Duties of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         7.02.  Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         7.03.  Individual Rights of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         7.04.  Trustee's Disclaimer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         7.05.  Notice of Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         7.06.  Reports by Trustee to Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         7.07.  Compensation and Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         7.08.  Replacement of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         7.09.  Successor Trustee by Merger, etc   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         7.10.  Eligibility; Disqualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         7.11.  Preferential Collection of Claims
                Against Company . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . .   18

 8              DISCHARGE OF INDENTURE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         8.01.  Termination of Company's Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         8.02.  Application of Trust Money   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         8.03.  Repayment to Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

 9              AMENDMENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         9.01.  Without Consent of Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         9.02.  With Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         9.03.  Compliance with Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         9.04.  Revocation and Effect of Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         9.05.  Notation on or Exchange of
                Securities  . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . .   20
         9.06.  Trustee Protected  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

10              MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
        10.01.  Trust Indenture Act Controls   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
        10.02.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
        10.03.  Communication by Holders and Other
                Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
        10.04.  Certificate and Opinion as to
                Conditions Precedent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
        10.05.  Statements Required in Certificate or
                Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
        10.06.  Rules by Company and Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
        10.07.  Legal Holidays   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
        10.08.  No Recourse Against Others   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
        10.09.  Duplicate Originals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

Article  Section                                 Heading                                                           Page
-------  -------                                 -------                                                           ----
        10.10.  Variable Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
        10.11.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

  INDENTURE, dated as of [               ], between EAGLE-PICHER INDUSTRIES,
INC., an Ohio corporation ("Company"), and [                   ], a
_____________ corporation ("Trustee").

  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's [____]% Senior Unsecured Divestiture Notes Due [three years from the Effective Date] ("Securities").


                                   ARTICLE 1

                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

         SECTION 1.01.    DEFINITIONS.

         "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

         "Agent" means any Registrar, Transfer Agent or Paying Agent.

         "Asset Sale" means any sale or other disposition, or series of related sales or other dispositions, made after the Effective Date by the Company or any Subsidiary to any Person of any divisions, subsidiaries, plants, or product lines or other operating assets in excess of $1,000,000 of the Debtors.

         "Asset Sale Account" means that trust account (account no. _______________) maintained with, and under the sole dominion and control of, the Trustee.

         "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease" means, at the time any determination thereof is made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment would be capitalized on a balance sheet of the lessee in accordance with GAAP.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

         "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, partnership interests.

         "Company" means the party named as such above until a successor replaces it, and thereafter means the successor.

         "Debtors" means the Debtors as defined in the Plan.

         "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

         "Effective Date" means [the Effective Date under the Plan].

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the Issue Date.

         "Holder" or "Securityholder" means a person in whose name a Security is registered.

         "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit or similar instruments (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including Capital Lease Obligations), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing Indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, all Indebtedness of others secured by a Lien on any asset of such Person, whether or not the Indebtedness is assumed by such Person.

         "Indenture" means this Indenture as amended from time to time.

         "Issue Date" means the date of first issuance of the Securities hereunder.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement).

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any Subsidiary in respect of any Asset Sale, including, without limitation, the aggregate cash proceeds from the sale of the real estate of the Company's Orthane Division, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any expenses related to the relocation of assets on personnel incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale and any other Indebtedness (other than the Securities) required to be repaid in connection with such transaction and any reserve for adjustment in respect of the sale price or representations, warranties and indemnities, if any, made in connection with the sale, of such asset or assets. Net Proceeds shall exclude any non-cash proceeds received from any Asset Sale until converted by the Company or any Subsidiary to cash.

         "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the President, the Treasurer or a Vice-President of the Company.

         "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

         "Person" means any individual, corporation, partnership, joint venture, entity, association, joint-stock company, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

         "Plan" means the Third Amended Consolidated Plan of Reorganization in the Chapter 11 cases of the Company and certain of its affiliates dated August 28, 1996.

         "SEC" means the Securities and Exchange Commission.

         "Securities" means the Securities described above issued under this Indenture.

         "Subsidiary" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date shown above.

         "Trustee" means the party named as such above until a successor replaces it and thereafter means the successor.

         "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         SECTION 1.02.    OTHER DEFINITIONS.

                          Term                              Defined in Section
                          ----                              ------------------
                 "Bankruptcy Law"                                    6.01
                 "Custodian"                                         6.01
                 "Event of Default"                                  6.01
                 "Legal Holiday"                                    10.07
                 "Officer"                                          10.10
                 "Paying Agent"                                      2.03
                 "Quoted Price"                                     10.10
                 "Registrar"                                         2.03
                 "Transfer Agent"                                    2.03
                 "U.S. Government Obligations"                       8.01


         SECTION 1.03. RULES OF CONSTRUCTION. Unless the context otherwise requires:

                 (1)  a term has the meaning assigned to it;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                 (3)  "or" is not exclusive;

                 (4) All terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings assigned to them by such definition; and

                 (5) words in the singular include the plural, and in the plural include the singular.


                                   ARTICLE 2

                                 THE SECURITIES

         SECTION 2.01. FORM AND DATING. The Securities shall be substantially in the form of Exhibit A, which is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

         SECTION 2.02. EXECUTION AND AUTHENTICATION. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities.

         If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

         A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee shall authenticate Securities for original issue up to the aggregate principal amount stated in paragraph 4 of Exhibit A upon a written order of the Company signed by two Officers. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.07 below.

         SECTION 2.03. REGISTRAR, TRANSFER AGENT AND PAYING AGENT. The Company shall maintain an office or agency where Securities may be authenticated ("Registrar"), where Securities may be presented for registration of transfer or for exchange ("Transfer Agent") and where Securities may be presented for payment ("Paying Agent"). The Transfer Agent shall keep a register of the Securities and of their transfer and exchange. The Company may appoint more than one Registrars, Transfer Agents and Paying Agents. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Transfer Agent or Paying Agent, the Trustee shall act as such.

         SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money. The Company shall not serve as Paying Agent.

         SECTION 2.05. SECURITYHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Transfer Agent, the Company shall furnish to the Trustee semiannually and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Securityholders.

         SECTION 2.06. TRANSFER AND EXCHANGE. Where Securities are presented to the Transfer Agent with a request to register the transfer or to exchange them for an equal principal amount of Securities of other denominations, the Transfer Agent shall register the transfer or make the exchange if its requirements for such transactions are met. The Transfer Agent may require a Holder to pay a sum sufficient to cover any taxes imposed on a transfer or exchange. To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities at the Transfer Agent's request. The Company may charge a reasonable fee for any registration of transfer or exchange but not for any exchange pursuant to Section 2.10, 3.06 and 9.05 hereof.

         SECTION 2.07. REPLACEMENT SECURITIES. If the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that the Security has been acquired by a bona fide purchaser, the Company shall issue a replacement Security if the Company and the Trustee receive:

                 (1) evidence satisfactory to them of the loss, destruction or taking;

                 (2)      an indemnity bond satisfactory to them; and

                 (3) payment of a sum sufficient to cover their expenses and any taxes for replacing the Security.

         Every replacement Security is an additional obligation of the Company.

         SECTION 2.08. OUTSTANDING SECURITIES. The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

         If a Security is replaced pursuant to Section 2.07 above, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

         If Securities are considered paid under Section 4.01 hereof, they cease to be outstanding and interest on them ceases to accrue.

         A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

         SECTION 2.09. TREASURY SECURITIES. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

         SECTION 2.10. TEMPORARY SECURITIES. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

         SECTION 2.11. CANCELLATION. The Company at any time may deliver Securities to the Registrar for cancellation. The Transfer Agent and Paying Agent shall forward to the Registrar any Securities surrendered to them for registration of transfer, exchange or payment. The Registrar shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of cancelled Securities as the Company directs. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Registrar for cancellation.

         SECTION 2.12. DEFAULTED INTEREST. If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner. It may pay the defaulted interest, plus any interest payable on the defaulted interest, to the persons who are Securityholders on a subsequent special record date. The Trustee shall fix the record date and payment date. At least 15 days before the record date, the Trustee shall mail to Securityholders a notice that states the record date, payment date and amount of interest to be paid.


                                   ARTICLE 3

                                   REDEMPTION

         SECTION 3.01. NOTICES TO TRUSTEE. If the Company wants to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed. If the Company is required to redeem Securities pursuant to Section
3.07 below and paragraph 6 of the Securities, it shall notify the Trustee of the principal amount of Securities to be redeemed. The Company's notice shall specify the paragraph of the Securities pursuant to which it wants to redeem Securities.

         The Company shall give each notice provided for in this Section at least 75 days before the redemption date unless a shorter notice is satisfactory to the Trustee.

         SECTION 3.02. SELECTION OF SECURITIES TO BE REDEEMED. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in the inverse order of aggregate principal amount of each Security outstanding. In the event that some but not all Securities of equal principal amount are to redeemed, such redemption shall be pro rata of all such Securities of equal principal amount outstanding. The Trustee shall make the selection not more than 75 days before the redemption date from Securities outstanding not previously called for redemption. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

         SECTION 3.03. NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a redemption date, the Trustee shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed.

         The notice shall identify the Securities to be redeemed and shall state:

                 (1)  the redemption date;

                 (2)  the redemption price;

                 (3)  the name and address of the Paying Agent;

                 (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price; and

                 (5) that interest on Securities called for redemption ceases to accrue on and after the redemption date.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

         SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is given, Securities called for redemption become due and payable on the redemption date at the redemption price.

         SECTION 3.05. DEPOSIT OF REDEMPTION PRICE. On or before the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date. The

Paying Agent shall return to the Company any money not required for that purpose.

         SECTION 3.06. SECURITIES REDEEMED IN PART. Upon surrender of a Security that is redeemed in part, the Company shall deliver the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

         SECTION 3.07. MANDATORY REDEMPTION. If at any time the cumulative amount on deposit in the Asset Sale Account and not to be used for the redemption of the Securities pursuant to this Section 3.07 as specified in a notice previously filed with the Trustee by the Company pursuant to Section
3.01 above, equals or exceeds $10 million, the Company shall redeem the maximum principal amount of Securities that, together with accrued and unpaid interest thereon, may be redeemed out of such Net Proceeds at an redemption price equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for such redemption. Notice of such redemption will be governed by Section 3.07 hereof.

         SECTION 3.08. INVESTMENT OF ASSET ACCOUNT. Pending application thereof to the redemption of the Securities, amounts in the Asset Sales Account shall be invested in U.S. government obligations. At such time as there are no Securities outstanding, the Trustee shall pay over to the Company any remaining balances in the Asset Sale Account.

                                   ARTICLE 4

                                   COVENANTS

         SECTION 4.01. PAYMENT OF SECURITIES. The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. Principal and interest shall be considered paid on the date due if the Paying Agent holds on that date money sufficient to pay all principal and interest then due. The Company shall pay a default rate of interest on overdue principal at the rate borne by the Securities plus 3%; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         SECTION 4.02. SEC REPORTS. The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"). The Company shall provide to each Holder within 15 days after it files them with the SEC copies of the annual reports and quarterly reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The

Company also shall comply with the other provisions of TIA Section 314(a).

         SECTION 4.03. COMPLIANCE CERTIFICATE. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating whether or not the signers know of any Default that occurred during the fiscal year. If they do, the certificate shall describe the Default and its status. The certificate need not comply with
Section 10.05 hereof.

         SECTION 4.04. ASSET SALE ACCOUNT. The Company shall deposit all Net Proceeds in the Asset Sale Account within five (5) days after receipt of same. In addition, the Company shall transfer to the Asset Sale Account any cash proceeds held in Star Bank Account #19-0170A (if such account does not become the Asset Sale Account) as of the Issue Date.


                                   ARTICLE 5

                                   SUCCESSORS

         SECTION 5.01. WHEN COMPANY MAY MERGE, ETC. The Company shall not consolidate or merge into, or transfer or lease all or substantially all of its assets to, any person unless:

                 (1)  the person is a corporation;

                 (2) the person assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture; and

                 (3)  immediately after the transaction no Default exists.

         The successor shall be substituted for the Company, and thereafter all obligations of the Company under this Indenture and the Securities and shall terminate.


                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

         SECTION 6.01.    EVENTS OF DEFAULT.  An "Event of Default" occurs if:

                 (1) the Company fails to make a deposit for the payment of interest on any Security when the same becomes due and payable and the Default continues for a period of five (5) business days;

                 (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at maturity, upon redemption, acceleration or otherwise, or the Company defaults in payment of the Net Proceeds required by Section 4.04 hereof;

                 (3) the Company fails to comply with any of its other agreements in the Securities or this Indenture and the Default continues for 30 days after notice either from the Trustee or the Holders of at least 25% in principal amount of the Securities, which notice must specify the Default, demand that it be remedied, and state that the notice is a "Notice of Default," and which notice, if sent by the Holders, shall also be served on the Trustee;

                 (4) the Company pursuant to or within the meaning of any Bankruptcy Law:

                          (A)  commences a voluntary case,

                          (B) consents to the entry of an order for relief against it in an involuntary case,

                          (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                          (D) makes a general assignment for the benefit of its creditors; or

                 (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                          (A) is for relief against the Company in an
                 involuntary case,

                          (B) appoints a Custodian of the Company or for all or substantially all of its property, or

                          (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days.

         The term "Bankruptcy Law" means title 11, U.S. Code, or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         SECTION 6.02. ACCELERATION. If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

         SECTION 6.03. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

         SECTION 6.04. WAIVER OF PAST DEFAULTS. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences, except a Default in the payment of the principal of or interest on any Security or a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected.

         SECTION 6.05. CONTROL BY MAJORITY. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or is unduly prejudicial to the rights of other Securityholders.

         SECTION 6.06. LIMITATION ON SUITS. A Securityholder may pursue a remedy with respect to this Indenture or the Securities only if:

                 (1) the Holder gives to the Trustee notice of a continuing Event of Default;

                 (2) the Holders of at least 25% in principal amount of the Securities make a request to the Trustee to pursue the remedy;

                 (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; and

                 (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another
Securityholder.

         SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

         SECTION 6.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 6.01(1) or (2) above occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid.

         SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property.

         SECTION 6.10. PRIORITIES. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                 First: to the Trustee for amounts due under Section 7.07 below;

                 Second: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                 Third:  to the Company.

         The Trustee may fix a record date and payment date for any payment to Securityholders.

         SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a

Holder pursuant to Section 6.07 above, or a suit by Holders of more than 10% in principal amount of the Securities.


                                   ARTICLE 7

                                    TRUSTEE

         SECTION 7.01.    DUTIES OF TRUSTEE.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b)  Except during the continuance of an Event of Default:

                 (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

                 (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

                 (1) This paragraph does not limit the effect of paragraph (b) of this Section.

                 (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                 (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith and in accordance with a direction received by it pursuant to Section 6.05 above.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

         (e) Subject to paragraph (c) of this Section, the Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         SECTION 7.02.    RIGHTS OF TRUSTEE.

         (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

         SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11 below.

         SECTION 7.04. TRUSTEE'S DISCLAIMER. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its authentication.

         SECTION 7.05. NOTICE OF DEFAULTS. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Securityholders a notice of the Default within 90 days after it occurs. Except in the case of a Default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

         SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS. Any report required by TIA Section 313(a) to be mailed to Securityholders shall be mailed by the Trustee on or before May 31 of each year. The Trustee also shall comply with TIA Section 313(b)(2). A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall notify the Trustee when the Securities are listed on any stock exchange.

         SECTION 7.07. COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee against any loss or liability incurred by it. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel.
The Company need not pay for any settlement made without its consent.

         The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

         To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(4) or (5) above occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         SECTION 7.08. REPLACEMENT OF TRUSTEE. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

         (1)     the Trustee fails to comply with TIA Section  310(a) or
Section  310(b) or with Section 7.10 below;

         (2)     the Trustee is adjudged a bankrupt or an insolvent;

         (3) a receiver or public officer takes charge of the Trustee or its property;

         (4)     the Trustee becomes incapable of acting; or

         (5) an event of the kind described in Section 6.01(4) or (5) occurs with respect to the Trustee.

         The Company also may remove the Trustee with cause if the Company so notifies the Trustee six months in advance and if no Default occurs during the six-month period.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with TIA Section 310(a) or Section 310(b) or with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07 above.

         SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

         SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published report of condition.

         SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed is subject to TIA Section 311(a) to the extent indicated.


                                   ARTICLE 8

                             DISCHARGE OF INDENTURE

         SECTION 8.01. TERMINATION OF COMPANY'S OBLIGATIONS. The Company may terminate all of its obligations under this Indenture if:

                 (1) the Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption; and

                 (2) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient to pay principal and interest on the Securities to maturity or redemption, as the case may be. The Company may make the deposit only during the one-year period.

However, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 7.07, 7.08 and 8.03 hereof shall survive until the Securities are no longer outstanding. Thereafter, the Company's obligations in Sections 7.07 and
8.03 hereof shall survive.

         After a deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

         In order to have money available on a payment date to pay principal or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the Company's option.

         "U.S. Government Obligations" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

         SECTION 8.02. APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to
Section 8.01 above. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Securities.

         SECTION 8.03. REPAYMENT TO COMPANY. The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

         The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.


                                   ARTICLE 9

                                   AMENDMENTS

         SECTION 9.01. WITHOUT CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture or the Securities without the consent of any
Securityholder:

                 (1)  to cure any ambiguity, defect or inconsistency;

                 (2)  to comply with Section 5.01 above;

                 (3) to provide for uncertificated Securities in addition to certificated Securities; or

                 (4) to make any change that does not adversely affect the rights of any Securityholder.

         SECTION 9.02. WITH CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities. However, without the consent of each Securityholder affected, an amendment under this Section may not:

                 (1) reduce the amount of Securities whose Holders must consent to an amendment;

                 (2) reduce the rate of or change the time for payment of interest on any Security;

                 (3) reduce the principal of or change the fixed maturity of any Security;

                 (4) make any Security payable in money other than that stated in the Security; or

                 (5)  make any change in Section 3.02, 3.07, 4.04, 6.04, 6.07 or 9.02 (second sentence) hereof; or

                 (6) create a privilege or priority of any Security over another Security.

         After an amendment under this Section becomes effective, the Trustee shall mail to Securityholders a notice briefly describing the amendment.

         Securityholders need not consent to the exact text of a proposed amendment or waiver; it is sufficient if they consent to the substance thereof.

         SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

         If a provision of the TIA requires or permits a provision of this Indenture and the TIA provision is amended, then the Indenture provision shall be automatically amended to like effect.

         SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS. Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder.

         SECTION 9.05. NOTATION ON OR EXCHANGE OF SECURITIES. The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

         SECTION 9.06. TRUSTEE PROTECTED. The Trustee need not sign any supplemental indenture that adversely affects its rights.

                                   ARTICLE 10

                                 MISCELLANEOUS

         SECTION 10.01. TRUST INDENTURE ACT CONTROLS. The provisions of TIA Section Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

         SECTION 10.02. NOTICES. Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person, sent by facsimile transmission and confirmed by mail or mailed by first-class mail to the other's address stated in Section 10.10 below. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication to a Securityholder shall be mailed by first-class mail to his address shown on the register kept by the Transfer Agent. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

         If in the Company's opinion it is impractical to mail a notice required to be mailed or to publish a notice required to be published, the Company may give such substitute notice as the Trustee approves. Failure to publish a notice as required or any defect in it shall not affect the sufficiency of any mailed notice.

         All other notices or communications shall be in writing.

         SECTION 10.03. COMMUNICATION BY HOLDERS AND OTHER HOLDERS. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Transfer Agent and anyone else shall have the protection of TIA Section 312(c)

         SECTION 10.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                 (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                 (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 10.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                 (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         SECTION 10.06. RULES BY COMPANY AND AGENTS. The Company may make reasonable rules for action by or a meeting of Securityholders. Any Agent may make reasonable rules and set reasonable requirements for its functions.

         SECTION 10.07. LEGAL HOLIDAYS. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in Cincinnati, Ohio. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         SECTION 10.08. NO RECOURSE AGAINST OTHERS. All liability described in the Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.

         SECTION 10.09. DUPLICATE ORIGINALS. The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

         SECTION 10.10.      VARIABLE PROVISIONS.

         "Officer" means President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

         The Trustee initially appoints [                          ] as
authenticating agent.

         The Company initially appoints the Trustee as Paying Agent, Transfer Agent and Registrar.

         The first certificate pursuant to Section hereof 4.03 shall be for the
fiscal year ending on                   , 19   .

         The Company's address is:

                 Eagle-Picher Industries, Inc., Attention: Treasurer

                 If by Hand or Overnight Delivery:
                 580 Building
                 580 Walnut Street
                 Suite 1300
                 Cincinnati, Ohio  45202

                 If by Mail:
                 Post Office Box 779
                 Cincinnati, Ohio  45201

         The Trustee's address is:

                             [                                      ]
                             [                                      ]
                             [                                      ]

         SECTION 10.11. GOVERNING LAW. The law of the State of New York shall govern this Indenture and the Securities.

                                   SIGNATURES



Dated:                                     EAGLE-PICHER INDUSTRIES, INC.



                                                   By



Attest:



Secretary                                                   (SEAL)



Dated:



                                                   By
                                                        Trust Officer

Attest:




Assistant Secretary                                                 (SEAL)

                                   EXHIBIT A

                               (Face of Security)

               THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE
             NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
             AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE
               OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED
              FOR SALE, OR OTHERWISE TRANSFERRED UNLESS REGISTERED
                OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE
               SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN
                OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT
            THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.


No.                                                                $


                         EAGLE-PICHER INDUSTRIES, INC.


promises to pay to                        ,
or registered assigns, the principal sum of Dollars on


              [____]% Senior Unsecured Divestiture Notes Due _____
                                        Interest Payment Dates:
                                        Record Dates:


Dated:

Authenticated:
[                                      ]          EAGLE-PICHER INDUSTRIES, INC.
             as Trustee

By                                                 By


                 Authorized Officer

                               (Back of Security)


                         EAGLE-PICHER INDUSTRIES, INC.

                            [____]% Senior Unsecured Divestiture Notes Due _____

         1. Interest. Eagle-Picher Industries, Inc. (the "Company"), an Ohio corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest
semiannually on                 and                of each year, commencing at
least six months after the Effective Date or if any such day is not a Business Day on the next succeeding Business Day (each an "Interest Payment Date") to Holders of record of the Securities at the close of business on the immediately
preceding [           ] and [                   ], whether or not a Business
Day.  Interest on the Securities will accrue from the most recent date to which
interest has been paid or, if no interest has been paid, from         .
Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. Method of Payment. The Paying Agent will pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities at the close of business on the record date for the next interest payment date even though Securities are cancelled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Paying Agent will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Paying Agent may pay principal and interest by check payable in such money. It may mail an interest check to a holder's registered address; provided however, the Paying Agent shall make payments to a registered holder of Securities in the aggregate principal amount greater than $500,000.00 by wire transfer if such registered holder has on or before the record date for such payment provided the Paying Agent with wire transfer instructions.

         3.      Transfer Agent, Paying Agent and Registrar.  Initially,
[                                ] (the "Trustee"), will act as Transfer Agent,
Paying Agent and Registrar. The Company may change any Agent without notice. The Company may act as Transfer Agent.

         4. Indenture. The Company issued the Securities under an Indenture dated as of [the Effective Date] (the "Indenture") between the
Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Section Sections 77aaa-77bbbb) as in effect on the date of the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of such terms. The Securities are unsecured general obligations of the Company limited to $50,000,000 in aggregate principal amount.

         5. Optional Redemption. The Company may redeem all Securities at any time or some of them from time to time upon not less than 30 nor more than 60 days' notice, at par plus accrued and unpaid interest thereon to the applicable redemption date.

         6. Mandatory Redemption. If at any time the cumulative amount of Net Proceeds on deposit in the Asset Sale Account and not to be used for the redemption of Securities pursuant to Section 3.07 of the Indenture equals or exceeds $10 million, the Company shall redeem the maximum principal amount of Securities that, together with accrued and unpaid interest thereon, may be redeemed out of such Net Proceeds at 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for such redemption. Unless such Net Proceeds are sufficient to redeem all the outstanding Securities, the aggregate principal amount of Securities to be redeemed shall be selected by the Trustee in the inverse order of aggregate principal amount of each Security outstanding. In the event that some but not all Securities of equal principal amount are to redeemed, such redemption shall be pro rata of all such Securities of equal principal amount outstanding.

         7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed at his registered address. On and after the redemption date interest ceases to accrue on Securities or portions of them called for redemption.

         8. Transfer, Exchange. The transfer of Securities may be registered, and Securities may be exchanged, as provided in the Indenture. The Transfer Agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Transfer Agent need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

         9. Persons Deemed Owners. The registered holder of a Security may be treated as its owner for all purposes.

         10. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of at least 51% in principal amount of the Securities, and any existing default may be waived with the consent of the holders of a majority in principal amount of the Securities. Without the consent of any Securityholder, the Indenture or the Securities may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Securityholders or to make any change that does not adversely affect the rights of any Securityholder.

11. Defaults and Remedies. An Event of Default is: default for 5 business days in payment of interest on the Securities; default in payment of principal on them or in the payment of Net Proceeds required by Section 4.04 of the Indenture; failure by the Company for 30 days after notice to it to comply with any of its other agreements in the Indenture or the Securities; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

         12.     Trustee Dealings with Company.  [                     ], the
Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

         13. No Recourse Against Others. A director, officer, employee or a stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

         14. Authentication. This Security shall not be valid until authenticated by the manual signature of the Registrar or an authenticating agent.

         15. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE, WHICH HAS IN

IT THE TEXT OF THIS SECURITY IN LARGER TYPE.  REQUESTS MAY BE MADE TO:
SECRETARY, EAGLE-PICHER INDUSTRIES, INC., POST OFFICE BOX 779, CINCINNATI, OHIO 45201.

                                ASSIGNMENT FORM


To assign this Security, fill in the form below:


I/we assign and transfer this Security to:

_______________________________________________________________________________
(Insert assignee's soc. sec. or tax I.D. no.)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________

_________________________________________________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.



Date: ____________________________


Your Signature:  _______________________________________________________________
                 (Sign exactly as your name appears on the other side of this Security)